                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

                     RANGE NET INCOME RISES TO $9.5 MILLION

FORT WORTH, TEXAS, MAY 6, 2003...RANGE RESOURCES CORPORATION (NYSE: RRC) today reported first quarter results. Revenues in the quarter reached $57.0 million, a 25% increase from the prior-year period. Pretax income totaled $9.1 million, a seven fold increase. Net income rose 120% to $9.5 million. Results benefited from increased production, higher realized prices and a $4.5 million after-tax gain from the cumulative effect of an accounting change, offset by a $7.2 million increase in deferred taxes. Net income per share reached $0.18 ($0.17 fully diluted). Cash flow from operations rose 21% to $32.9 million.

Production in the period rose 3% to an average of 154 Mmcfe per day, comprised of 115 Mmcf and 6,479 barrels of oil and liquids. Wellhead prices, after hedging, averaged $3.92 per mcfe, a 19% increase. Gas prices increased 21% to $3.95 per mcf, as oil prices increased 4% to $23.64 per barrel. Hedging decreased average prices by $1.87 per mcfe.

Despite a 25% increase in revenues, expenses rose only 8% in the quarter. Direct operating costs increased $3.8 million due to higher production taxes and field costs. Exploration expense fell $2.8 million, primarily due to lower dry-hole costs. Interest expense remained virtually level. Depletion, depreciation and amortization expense increased $2.9 million due to higher volumes and depletion rates along with $1.1 million of accretion expense from the adoption of SFAS
143. General and administrative expenses rose $376,000 as a result of higher personnel costs and professional fees. The income tax provision increased $7.2 million between periods. During the quarter, $4.1 million of tax expense was recorded. In the previous year, a tax benefit of $3.1 million had been recognized. For the remainder of the year, the deferred tax provision should approximate 35% of pretax income.

Also noted above, the Company adopted a new accounting standard SFAS 143 "Accounting for Asset Retirement Obligations" on January 1, 2003. This accounting standard requires companies to record a discounted liability in the period in which an asset retirement obligation is incurred and capitalize additional asset cost equal to the amount of the liability. This liability is then accreted to the undiscounted liability each month through DD&A expense. Upon adoption, Range recognized a $37.3 million increase in the carrying values of proved properties, a $21.0 million decrease in accumulated DD&A, a $51.4 million increase in current and non-current liabilities, a $2.4 million decrease in deferred tax assets and a $4.5 million gain, net of tax, as the cumulative effect of adoption of the accounting standard. In the first quarter, $1.1 million of accretion expense was recorded in DD&A expense and similar amounts will be recorded in future quarters.

During the quarter, debt increased by $6.7 million due to timing of cash receipts and disbursements. Since quarter-end, debt has fallen $14.5 million. Capital expenditures were funded with 85% of operating cash flow. Stockholders' equity declined $4.1 million during the quarter, as $9.5 million of net income was more than offset by a $15.3 million increase in Other comprehensive loss, reflecting the impact of higher oil and gas futures prices on outstanding hedges at quarter-end.

The Company spent $22 million of capital in the period, funding the drilling of 57 (35.1 net) wells and 7 (4.9 net) recompletions. All but 2 (2.0 net) of the drilling and recompletion projects proved productive. By March 31, 29 (19.6 net) of the wells had been placed on production. The remaining wells were in various stages of completion. An additional $6 million was spent on acquiring producing properties and leasehold. Excluding future acquisitions, capital expenditures are projected to total $110 million for the year.

Operational results during the quarter exceeded expectations. In the Southwest, production in the Texas Panhandle, West Texas and western Oklahoma is increasing faster than projected. In Appalachia, production is again on projection, after disruptions caused by severe winter weather early in the year. In the Gulf Coast, production is on trend. Ship Shoal 28 #40 was recently placed on production and a recent high rate onshore discovery should go on production late in the second quarter. The benefit of these discovery wells will initially be offset by lower production from the West Cameron 45 #20 well, where remedial work to repair a downhole mechanical problem is underway. Production in the second quarter is expected to exceed the prior-year period and first quarter 2003 levels.

Commenting, John H. Pinkerton, the Company's President, noted, "We were very pleased with first quarter results as revenues, cash flow and earnings approached record levels. Production increased and, based on recent drilling, a further increase is expected in the second quarter. Several new drilling projects were initiated and excellent returns on investment are being achieved. With a solid start to the year, we are on target to meet or exceed our goals in 2003."

Thomas J. Edelman, the Company's Chairman, said, "Range continues to make excellent progress. The efforts of the past several years are beginning to bear fruit, and I have every confidence that rapid progress will continue. Charlie Blackburn's election as Chairman of the Board has added a degree of technical expertise I could not provide. I believe his addition will pay significant dividends over the next few years."

The Company will host a conference call on Wednesday, May 7 at 2:00 p.m. ET to review its results. To participate, please dial 877-207-5526 about 5-10 minutes prior to the start of the call and ask for the Range Resources First Quarter Conference Call. A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. To listen, please go to either website at least 15 minutes prior to the call to register and install any necessary software. The webcast will be archived for replay on the Company's website for 60 days. A replay of the call will be available through May 14 at 800-642-1687. The conference ID is 118706.

Non-GAAP Financial Measure:

Cash flow from operations represents net cash provided by operations before changes in working capital adjusted for certain non-cash stock compensation items. Cash flow from operations is widely accepted as a financial indicator of an oil and gas company's ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations as used in this release. On its website, the Company provides additional comparative information on prior periods.

RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Permian, Midcontinent, Appalachian and Gulf Coast regions of the United States.

--------------------------------------------------------------------------------

                                                                         2003-10
Contact: Rodney Waller, Senior Vice President
         Karen Giles
         (817) 870-2601
         www.rangeresources.com

Except for historical information, statements made in this release, including those relating to future earnings, capital expenditures, production, expenses, and reserve replacement targets are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by reference.

                           RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share data)      Three Months Ended March 31,
                                                     ----------------------------
                                                       2003              2002
                                                     ----------      ------------
Revenues
  Oil and gas sales ..............................     $ 54,330         $ 44,283
  Transportation and processing ..................        1,027              774
  IPF ............................................          539            1,171
  Gain on retirement of securities ...............          150            1,185
  Ineffective hedging gains (losses) (a) .........          804           (1,699)
  Other ..........................................          124             (310)
                                                       --------         --------
                                                         56,974           45,404         +25%
                                                       --------         --------
Expenses
  Direct operating ...............................       13,028            9,204
  IPF expenses ...................................          618            1,772
  Exploration ....................................        2,453            5,271
  General and administrative (b) .................        4,846            4,470
  Interest .......................................        5,544            5,357
  Debt conversion expense ........................          465               --
  Depletion, depreciation and amortization (c) ...       20,967           18,100
                                                       --------         --------
                                                         47,921           44,174          +8%
                                                       --------         --------

Pretax income ....................................        9,053            1,230        +636%

Income taxes (benefit)
  Current ........................................            4               --
  Deferred .......................................        4,086           (3,111)
                                                       --------         --------
                                                          4,090           (3,111)
                                                       --------         --------

Income before accounting change ..................        4,963            4,341         +14%

Cumulative effect of accounting change, net of
  tax ............................................        4,491               --
                                                       --------         --------

Net income .......................................     $  9,454         $  4,341        +118%
                                                       ========         ========

Earnings (loss) per share
  Before extraordinary item - basic ..............     $   0.09         $   0.08         +13%
                            - diluted ............     $   0.09         $   0.08         +13%

  After extraordinary item - basic ...............     $   0.18         $   0.08        +125%
                           - diluted .............     $   0.17         $   0.08        +113%

Weighted average shares outstanding
  Basic ..........................................       53,869           51,938          +4%
  Diluted ........................................       55,609           53,282          +4%

(a) Included in Other revenues in 10-Q.

(b) Includes mark-to-market noncash compensation expenses of $385 and $782, respectively.

(c) Includes $1,107 of accretion expense under accounting change in 2003.

OPERATING HIGHLIGHTS

                                        Three Months Ended March 31,
                                        ----------------------------
                                           2003            2002
                                        -----------     ------------
Average daily production
   Oil (bbl) ......................           5,434           4,890            +11%
   Natural gas liquids (bbl) ......           1,045           1,045             --
   Gas (mcf) ......................         115,093         113,492             +1%
   Equivalents (mcfe) (d) .........         153,969         149,103             +3%

Prices realized
   Oil (bbl) ......................     $     23.64     $     22.66             +4%
   Natural gas liquids (bbl) ......     $     20.17     $     10.92            +85%
   Gas (mcf) ......................     $      3.95     $      3.26            +21%
   Equivalents (mcfe) (d) .........     $      3.92     $      3.30            +19%

Operating costs per mcfe
   Field expenses and workovers ...     $      0.69     $      0.56            +23%
   Production/ad valorem taxes ....            0.25            0.13            +92%
                                        -----------     -----------
        Total operating costs .....     $      0.94     $      0.69            +36%
                                        ===========     ===========

(d) Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

                           RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATIONS
(Unaudited, in thousands)

                                                                    Three Months Ended March 31,
                                                                    ----------------------------
                                                                      2003              2002
                                                                    ----------      ------------
Net income ......................................................     $  9,454         $  4,341         +118%
Adjustments to reconcile net income to
   net cash provided by operations:
      Cumulative effect of change in accounting principle .......       (4,491)              --
      Deferred income taxes .....................................        4,086           (3,111)
      Depletion, depreciation and amortization ..................       20,967           18,100
      Exploration expense .......................................        2,453            5,271
      Write-down of marketable securities .......................           --              369
      Unrealized hedging (gains) losses .........................         (733)           1,328
      Adjustment to IPF receivables/allowance for bad debts .....          334            1,126
      Amortization of deferred issuance costs ...................          229              144
      Gain on retirement of securities ..........................         (150)          (1,185)
      Debt conversion and extinguishment expense ................          465               --
      Deferred compensation adjustments .........................          564            1,359
      Gain on sale of assets ....................................          (87)               1
      Changes in working capital:
         Accounts receivable ....................................      (18,725)          (1,134)
         Inventory and other ....................................         (390)             (69)
         Accounts payable .......................................          922           (3,046)
         Accrued liabilities ....................................        3,236           (2,767)
                                                                      --------         --------
            Net changes in working capital ......................      (14,957)          (7,016)
                                                                      --------         --------
                  Net cash provided by operations ...............     $ 18,134         $ 20,727          -13%
                                                                      ========         ========

RECONCILIATION OF CASH FLOWS
  (In thousands, except per share data)

                                                             Three Months Ended March 31,
                                                            ------------------------------
                                                              2003                  2002
                                                            --------              --------
Net cash provided by operations .......................     $ 18,134              $ 20,727          -13%

Net change in working capital .........................       14,957                 7,016

Non-cash stock deferred compensation adjustments ......         (179)                 (578)
                                                            --------              --------

Cash flow from operations .............................     $ 32,912              $ 27,165          +21%
                                                            ========              ========

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING

                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                      2003                 2002
                                                    -------              -------
Weighted average shares ..................           55,196               52,978               +4%
Stock held by employee benefit trust .....           (1,327)              (1,040)
                                                    -------              -------
   Adjusted basic ........................           53,869               51,938               +4%

Stock held by employee benefit trust .....            1,327                1,040
Dilutive stock options ...................              413                  304
                                                    -------              -------
   Adjusted dilutive .....................           55,609               53,282               +4%
                                                    =======              =======

                           RANGE RESOURCES CORPORATION


BALANCE SHEETS
  (In thousands)

                                                   March 31,     December 31,
                                                     2003           2002
                                                  -----------    ------------
                                                  (Unaudited)
Assets
   Current assets ...........................       $ 55,790       $ 37,354
   Current deferred tax asset ...............         19,820             --
   IPF receivables ..........................         15,589         18,351
   Oil and gas properties ...................        627,692        564,406
   Transportation and field assets ..........         18,460         18,072
   Unrealized hedging gain and other ........          4,952         20,301
                                                    --------       --------
                                                    $742,303       $658,484
                                                    ========       ========

Liabilities and Stockholders' Equity
   Current liabilities ......................       $ 41,044       $ 41,171
   Current asset retirement obligation ......         15,931             --
   Current unrealized hedging loss ..........         43,380         26,035
   Senior debt ..............................        121,800        115,800
   Nonrecourse debt of subsidiaries .........         78,500         76,500
   Subordinated notes .......................         90,021         90,901
   Trust preferred ..........................         84,440         84,840
   Deferred taxes ...........................          2,319             --
   Unrealized hedging loss ..................         14,987          9,079
   Deferred compensation liability ..........          9,725          8,049
   Long term asset retirement obligation ....         38,113             --
   Stockholders' equity .....................        202,043        206,109
                                                    --------       --------
                                                    $742,303       $658,484
                                                    ========       ========

COMMODITY HEDGING

                                Natural Gas             Crude Oil
                              -----------------     -------------------
                               Volume               Volume                     Hedge
                               Hedged    Average    Hedged      Average        Price
                              (Mmcf/d)    Price     (bbl/d)      Price        per mcfe
                              --------   ------     -------     -------       --------
2003 Remainder (a)..........    94.8     $ 3.96      4,168      $ 24.83        $ 3.99
2004 Year...................    89.4     $ 4.05      2,194      $ 24.80        $ 4.06
2005 Year...................    48.9     $ 4.19         --           --        $ 4.19

(a) Second quarter through fourth quarter.